SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
FARGO ELECTRONICS, INC.

    I, Gary Holland, President of Fargo Electronics, Inc., a corporation subject to the provisions of the Minnesota Business Corporation Act, Chapter 302A of the Minnesota Statutes (the Corporation"), do hereby certify that:

    1.  The Second Amended and Restated Articles of Incorporation of the Corporation attached hereto as Exhibit A were duly adopted by the shareholders and directors of the Corporation pursuant to §302A.135, of the Minnesota Business Corporation Act, by resolutions dated September 1, 1999.

    2.  The Second Amended and Restated Articles of Incorporation of the Corporation adopted by the shareholders and directors of the Corporation, to be effective upon the filing of these Second Amended and Restated Articles of Incorporation, supersede the original Articles of Incorporation of the Corporation and all amendments thereto.

    IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of September, 1999.

FARGO ELECTRONICS, INC.
By:	/s/ GARY HOLLAND Gary Holland President

EXHIBIT A
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FARGO ELECTRONICS, INC.

    Pursuant to the provisions of Chapter 302A of the Minnesota Statutes, known as the Minnesota Business Corporation Act, and amendments thereto, the following Second Amended and Restated Articles of Incorporation of Fargo Electronics, Inc. (the "Corporation") have been duly adopted by the Corporation and shall supersede and take the place of the existing Articles of Incorporation of the Corporation and all amendments thereto:

ARTICLE I

    The name of the Corporation is Fargo Electronics, Inc.

ARTICLE II

    The address of the Corporation's registered office is 6533 Flying Cloud Drive, Eden Prairie, Minnesota 55344.

ARTICLE III

    The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Minnesota Business Corporation Act, Chapter 302A, Minnesota Statutes.

ARTICLE IV

    The total number of shares of capital stock which the Corporation shall have authority to issue is 20,078,000, of which (a) 78,000 shares shall be preferred stock, par value $.01 per share ("Preferred Stock"), including 10,000 shares of Convertible Preferred Stock (as hereinafter defined), 8,000 shares of Series B Convertible Preferred Stock (as hereinafter defined), 30,000 shares of Redeemable Preferred Stock (as hereinafter defined) and 30,000 shares of Series B Redeemable Preferred Stock (as hereinafter defined), and (b) 20,000,000 shares shall be common stock, par value $.01 per share ("Common Stock").

    Except as otherwise restricted by these Second Amended and Restated Articles of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

    Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

    The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation shall be as provided in this Article IV.

    No shareholder of the Corporation shall have any cumulative voting rights.

    No shareholder of the Corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of any class of capital stock of the Corporation of any class, or any obligations or other securities convertible into or exchangeable for any such shares, or any right to purchase any such shares, securities or obligations.

    A.  CONVERTIBLE PARTICIPATING PREFERRED STOCK

  1.
  Designation.  A total of 10,000 shares of the Corporation's Preferred Stock shall be designated as Convertible Participating Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock").

  2.
  Election of Directors Voting.

  (a)
  Election of Directors.  The holders of outstanding shares of Convertible Preferred Stock shall be entitled to vote for Directors of the Corporation together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share entitled to the same number of votes specified in Section A.2(b).

  (b)
  Voting Generally.  The holder of each share of Convertible Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares Common Stock into which each share of Convertible Preferred Stock could be converted pursuant to Section A.6 hereof on the record date for the vote or for written consent of shareholders, if applicable. The holder of each share of Convertible Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as a single class, upon all matters submitted to a vote of common shareholders.

  3.
  Dividends.  The Corporation may at any time and from time to time pay dividends on the Common Stock, and the holders of Convertible Preferred Stock shall be entitled to participate in such dividends with each holder of shares of Convertible Preferred Stock entitled to receive such dividends based on the number of shares of Common Stock into which such shares of Convertible Preferred Stock are then convertible pursuant to Section A.6 hereof (the "Convertible Residual Dividends").

  4.
  Liquidation.

  (a)
  Liquidation Preference.  Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Redeemable Preferred Stock are entitled with respect to the distribution of assets in liquidation, each holder of outstanding shares of Convertible Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation available for distribution to shareholders before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Convertible Preferred Stock, an amount in cash equal to the greater of (x) the aggregate of (i) $1,000 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Convertible Preferred Stock) plus (ii) any interest accrued pursuant to Section A.5(d) (the "Convertible Total Liquidation Preference Amount") or (y) the amount that the holders of the outstanding shares of Convertible Preferred Stock would receive in the event their shares were converted into Common Stock immediately prior to the record date for distributions in connection with such Liquidation Event; provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Convertible Preferred Stock are not paid in full, the holders of the Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. The provisions of this Section A.4 shall not in any way limit the right of the holders of Convertible Preferred Stock to elect to convert their shares into Common Stock pursuant to Section A.6 prior to or in connection with any Liquidation Event.

  (b)
  Mergers, Etc.  The following events shall be considered Liquidation Events unless the holders of Convertible Preferred Stock shall have elected to convert their shares of Convertible Preferred Stock into shares of Common Stock in accordance with the voluntary conversion provision of Section A.6 prior to the effective date of such event: upon the election of the holder or holders of not less than a majority of the outstanding shares of Convertible Preferred Stock in connection with (A) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by shareholders of the Corporation immediately prior to such event), (B) the sale or transfer of all or substantially all of the properties and assets of the Corporation and its subsidiaries or (C) any purchase by any party (or group of affiliated parties) other than Investor (as defined in that certain Stockholders' Agreement dated as of February 18, 1998) of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase.

  (c)
  Notice.  Prior to the occurrence of any Liquidation Event, the Corporation will furnish each holder of Convertible Preferred Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of Convertible Preferred Stock each holder of Convertible Preferred Stock would receive pursuant to the provisions of Section A.4(a) hereof and stating in detail the facts upon which such amounts were determined.

  5.
  Redemption.

  (a)
  Redemption Events.  Upon the election of the holder or holders of not less than a majority of the outstanding shares of Convertible Preferred Stock made at any time on or after February 18, 2006, the Corporation shall redeem all (and not less than all, other than pursuant to Section A.5(d) below) of the outstanding shares of Convertible Preferred Stock at the Convertible Preferred Redemption Price specified in Section A.5(b). The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Preferred Stock not less than sixty (60) days prior written notice, which notice shall set forth the date for such redemption.

  (b)
  Redemption Date; Redemption Price.  Upon the election of the holders of not less than a majority of the outstanding shares of Convertible Preferred Stock to cause the Corporation to redeem the Convertible Preferred Stock hereunder, all holders of Convertible Preferred Stock shall be deemed to have elected to cause the Convertible Preferred Stock to be so redeemed. Any date upon which a redemption shall occur in accordance with Section A.5(a) shall be referred to as a "Convertible Preferred Redemption Date." The redemption price for each share of Convertible Preferred Stock redeemed pursuant to Section A.5 shall be the greater of (i) the Convertible Total Liquidation Preference Amount, or (ii) the amount that the holders of the outstanding shares of Convertible Preferred Stock would receive in the event that their shares were converted into Common Stock and sold for their Fair Market Value (as defined below) (the "Convertible Preferred Redemption Price"); provided, however, that if at a Convertible Preferred Redemption Date, shares of Convertible Preferred Stock are unable to be redeemed (as contemplated by Sections A.5(d) and A.5(f) below), the holders of Convertible Preferred Stock shall also be entitled to interest pursuant to Section A.5(d). Subject to Sections A.5(d) and A.5(t), the Convertible Preferred Redemption Price shall be payable in cash in immediately available funds on the Convertible Preferred Redemption Date. Until the full Convertible Preferred Redemption Price has been paid for all shares of Convertible Preferred Stock being redeemed: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Redeemable Preferred Stock, or in accordance with this Section A.5, the Convertible Preferred Stock) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

  (c)
  Fair Market Value Determination.  The Fair Market Value of shares of Common Stock of the Corporation shall be deemed to be the amount (which represents the amount remaining after the payment or provision for the payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Redeemable Preferred Stock are entitled with respect to the distribution of assets in liquidation) in connection with a liquidation of the Corporation, which shall be equal to the aggregate of: the quotient of (A) (i) the agreed upon fair market value of the Corporation as determined below; plus  (ii) all accounts receivable, cash and cash equivalents held by the Corporation as of the date of determination;  reduced  by (iii) the aggregate of all indebtedness for borrowed money, the current liabilities of the Corporation (excluding the current maturities of indebtedness for borrowed money) and the aggregate amount of principal and accrued and unpaid interest in respect of any outstanding subordinated notes; divided by (B) the total number of shares of Common Stock outstanding at the time of such liquidation (assuming thc conversion of all outstanding shares of Convertible Preferred Stock).

          The aggregate amount of consideration that a purchaser would pay for the Corporation shall be considered the fair market value of the Corporation. In connection with any redemption, the Corporation and the holders of the Convertible Preferred Stock shall in good faith seek to reach agreement as to the fair market value of the Corporation within thirty (30) days. If the Corporation and the holders of the Convertible Preferred Stock are unable to reach agreement within such time frame, the fair market value of the Corporation shall be determined by appraisal process and the Corporation and the holders of the Convertible Preferred Stock shall each select an independent, non-affiliated investment banking firm of recognized national standing (each, an "Independent Appraiser"). Within thirty (30) days after selection, each Independent Appraiser shall prepare and deliver to the Corporation and the holders of the Convertible Preferred Stock an appraisal of the fair market value of the Corporation in accordance with the terms set forth below and, in the absence of manifest error, gross negligence or fraud, the two appraisals shall be averaged and the result shall be the fair market value of the Corporation. All appraisals hereunder will appraise the fair market value of the Corporation (i) as a going concern and valued as if debt-free and without any discount for lack of liquidity, or other considerations relating to the non-public status of the Corporation's securities, (ii) exclusive of all accounts receivable, cash and cash equivalents held by the Corporation, and (iii) on the valuation for which a willing buyer, with recourse to any necessary financing would pay to a willing seller who is under no compunction to sell.

          All costs of any appraisals shall be borne equally by the Corporation and the holders of the Convertible Preferred Stock. If the appraisal process has not been completed by the Convertible Preferred Redemption Date, the holders of the Convertible Preferred Stock shall be entitled to interest thereafter as set forth in Section A.5(d) below.

    (d)
    Redemption Prohibited.  If, at a Convertible Preferred Redemption Date, the Corporation is prohibited under the Minnesota Business Corporation Act from redeeming all shares of Convertible Preferred stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Convertible Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Minnesota Business Corporation Act, subject to the last paragraph of Section A.8. Any shares of Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights any preferences provided in this Article IV. In the event that the Corporation fails to redeem shares for which redemption is required pursuant to this Section A.5, then during the period from the applicable Convertible Preferred Redemption Date through the date on which such shares are redeemed, the applicable Convertible Preferred Redemption Price of such shares shall bear interest at the rate of 10% per annum, compounded annually, which interest rate shall increase by an additional 1.0% at the end of each three (3) month period thereafter until the Convertible Preferred Redemption Price (as so increased) is paid in full, subject to a maximum rate of 18% per annum.

    (e)
    Surrender of Certificates.  Upon receipt of the applicable Convertible Preferred Redemption Price by certified check or wire transfer, each holder of shares of Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss") with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Convertible Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Convertible Preferred Stock, and each surrendered certificate shall be canceled and retired.

    (f)
    Further Restrictions on Redemption.  Notwithstanding anything herein to the contrary, the Convertible Preferred Stock shall not be redeemed hereunder unless (i) all obligations of the Corporation under any senior loan agreement (a "Senior Loan Agreement") (the execution of which by the Corporation was approved by the affirmative vote or consent of a majority in interest of the holders of Convertible Preferred Stock and Redeemable Preferred Stock, each voting as a separate class) among the Corporation and any lender or lenders (collectively, the "Lenders") shall have been or is concurrently paid in full, or (ii) the Lenders shall have consented to such redemption. If the Corporation is prohibited from redeeming the Convertible Preferred Stock hereunder, the holders of Convertible Preferred Stock shall be entitled to interest on the applicable Convertible Preferred Redemption Price as set forth in Section A.5(d) hereof.

  6.
  Conversion.  The holders of the Convertible Preferred Stock shall have the following conversion rights:

  (a)
  Voluntary Conversion.  At any time the holders of shares of Convertible Preferred Stock shall be entitled, upon the written election of the holder or holders of not less than a majority of the outstanding shares of Convertible Preferred Stock as provided in Section A.6(c) below (which election shall not be considered a shareholder action requiring a meeting under Section 302A.441 of the Minnesota Business Corporation Act), without the payment of any additional consideration, to cause all (but not less than all) of the outstanding shares of Convertible Preferred Stock to be converted such that each outstanding share of Convertible Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock (as hereinafter defined) which results from dividing (i) the Conversion Value (as defined in this Section A.6(a)) per share in effect for the Convertible Preferred Stock at the time of conversion by (ii) the per share Conversion Price (as defined in this Section A.6(a)) of the Convertible Preferred Stock. Upon the filing of this Second Amended and Restated Certificate of Incorporation with the Minnesota Secretary of State, the "Conversion Price" per share of Convertible Preferred Stock shall be $5.00 and the per share "Conversion Value" of Convertible Preferred Stock shall be $5,000. The Conversion Price of Convertible Preferred Stock shall be subject to adjustment from time to time as provided in Section A.7 hereof. The number of shares of Common Stock into which a share of a Convertible Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate." If the holders of shares of Convertible Preferred Stock elect to convert the outstanding shares of Convertible Preferred Stock at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation upon the effective date of such conversion. Upon the election to so convert in the manner and on the basis specified in this Section A.6(a) all holders of the Convertible Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Convertible Preferred Stock pursuant to this Section A.6(a).

  (b)
  Automatic Conversion Upon IPO.  Each share of Convertible Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock provided in Section A.6(a) as of, and in all cases subject to, the closing of the Corporation's first firm commitment underwritten public offering of the Corporation's Common Stock (an "IPO"); provided  that if a closing of an IPO occurs, all outstanding shares of Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. Any such conversion shall be at the Conversion Rate in effect upon the closing of an IPO. If the holders of shares of Convertible Preferred Stock are required to convert the outstanding shares of Convertible Preferred Stock pursuant to this Section A.6(b) at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

  (c)
  Procedure for Voluntary Conversion; Effective Date.  Upon election to convert pursuant to Section A.6(a), the holders of a majority of the outstanding shares of Convertible Preferred Stock shall have provided a written notice of conversion (the "Voluntary Conversion Notice") to the Corporation and each holder of Convertible Preferred Stock shall surrender the certificate or certificates representing its Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation or accompanied by duly executed stock powers relating thereto, at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Preferred Stock of such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Convertible Preferred Stock pursuant to Section A.6(a) hereof shall be effective as of the date specified in the Conversion Notice. Upon surrender of a certificate representing Convertible Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion plus a cash payment in the amount of any accumulated but unpaid dividends as contemplated by Section A.6(a) in respect of the shares of Convertible Preferred Stock which are converted. The issuance of certificates for Common Stock upon conversion of Convertible Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

  (d)
  Procedure for Automatic Conversion.  As of, and in all cases subject to, the closing of an IPO (the "Automatic Conversion Date"), all outstanding shares of Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares of Convertible Preferred Stock are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Convertible Preferred Stock shall be given prior written notice of the occurrence of the IPO in accordance with Section A.9 hereof. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable on the Automatic Conversion Date unless certificates evidencing such shares of the Convertible Preferred Stock being converted, or an Affidavit of Loss with respect to such certificates, are delivered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Convertible Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Convertible Preferred Stock has been converted plus all accumulated but unpaid dividends as contemplated by Section A.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Convertible Preferred Stock surrendered are convertible on the Automatic Conversion Date and shall pay, as contemplated by Section A.6(b), all accumulated but unpaid dividends or other amounts due in respect of the shares of Convertible Preferred Stock which are converted.

  (e)
  Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

  (f)
  No Closing of Transfer Books.  The Corporation shall not close its books against the transfer of shares of Convertible Preferred Stock in any manner which would interfere with the timely conversion of any shares of Convertible Preferred Stock.

  7.
  Adjustments to Conversion Price.  The Conversion Price in effect from time to time shall be subject to adjustment as follows:

  (a)
  Stock Dividends; Subdivisions and Combinations.  Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of the Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section A.7(a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

  (b)
  Sale of Common Stock.  In the event the Corporation shall at any time or from time to time while the Convertible Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury, but excluding up to 1,500,000 shares of Common Stock (adjusted to give effect to any stock split, stock dividend, subdivision or other combination of outstanding shares of Common Stock) issued to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Plan or upon the exercise of options issued pursuant to such Stock Plan (collectively, the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange hereinafter referred to as a "Dilutive Transaction"), and thereafter successively upon the consummation of any Dilutive Transaction, the Conversion Price in effect immediately prior to the Dilutive Transaction shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

    (i)
    the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price (prior to adjustment), and

    (ii)
    the denominator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of such additional shares of Common Stock so issued.

  (c)
  Sale of Options, Rights or Convertible Securities.  In the event the Corporation shall at any time or from time to time while the Convertible Preferred Stock is outstanding, issue options, warrants or rights to subscribe for shares of Common Stock (other than any options for Excluded Shares granted to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Plan), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

    (i)
    the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

    (ii)
    the denominator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

  (d)
  Expiration or Change in Price.  If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section A.7(c) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Conversion Price shall be made under this Section A.7 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Conversion Price shall be disregarded if, as and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

  (e)
  Other Adjustments.  In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, lawful and adequate provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section A.7 as applied to such distributed securities.

          If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section A.7), then and in each such event the holder of each share of Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change all subject to further adjustment as provided herein.

    (f)
    Mergers and Other Reorganizations.  If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section A.7) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then lawful and adequate provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section A.7 (including without limitation provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Convertible Preferred Stock.

          Each holder of Convertible Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section A.7(f), shall have the option of electing treatment of his shares of Convertible Preferred Stock under this Section A.7(f) or Section A.4, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice, pursuant to Section A.7(g), with respect to such event.

    (g)
    Notices.  In each case of an adjustment or readjustment of the Conversion Price, the Corporation will furnish each holder of Convertible Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

  8.
  Covenants.  So long as any shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable) shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable) and having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable), voting as a single class, with each share of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable) entitling the holder thereof to one vote per share of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable) held by such holder:

  (a)
  amend, alter or repeal any provision of, or add any provision to this Second Amended and Restated Certificate of Incorporation or the Corporation's by-laws if such latter action would impact, alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any of the Convertible Preferred Stock or the Redeemable Preferred Stock, or increases the authorized shares of Convertible Preferred Stock or Redeemable Preferred Stock;

  (b)
  reclassify any capital stock;

  (c)
  create, obligate itself to create, authorize or issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation having rights, benefits or preferences senior to, over or on parity with the Convertible Preferred Stock or the Redeemable Preferred Stock in any respect;

  (d)
  apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption up to 30,000 shares of Common Stock pursuant to that certain Stock Purchase and Redemption Agreement dated as of February 18, 1998 or (ii) the repurchase of shares of Common Stock from employees, officers or directors of, or consultants, advisors or independent contractors to, the Corporation or any of its subsidiaries at cost pursuant to agreements containing vesting and/or repurchase provisions approved by the Board of Directors of the Corporation or a committee thereof; or

  (e)
  effect (i) any Liquidation Event, (ii) any public offering, (iii) any recapitalization of the Corporation or (iv) any other transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of.

          Further, the Corporation shall not, by amendment of this Second Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Convertible Preferred Stock and the Redeemable Preferred Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem Convertible Preferred Stock or Redeemable Preferred Stock under the circumstances contemplated by Section A.5(d) or B.5(c). Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Convertible Preferred Stock and the Redeemable Preferred Stock.

  9.
  Notice.
  (a)
  Liquidation Events, Etc.  In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event (as defined in Section A.4) of any public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Convertible Preferred Stock (or each holder of Redeemable Preferred Stock, as applicable) at least forty-five (45) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event or public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

  (b)
  Waiver of Notice.  The holder or holders of not less than fifty percent in voting power of the outstanding shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable) may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders.

  (c)
  General.  In the event that the Corporation provides any notice, report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Convertible Preferred Stock and each holder of outstanding shares of Redeemable Preferred Stock.

  10.
  No Reissuance of Convertible Preferred Stock.  No share or shares of Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from shares which the Corporation shall be authorized to issue.

B.  REDEEMABLE PREFERRED STOCK

  1.
  Designation; Ranking.  A total of 30,000 shares of the Corporation's Preferred Stock shall be designated as Redeemable Preferred Stock, par value $.01 per share (the "Redeemable Preferred Stock").

  2.
  Voting.  The holders of Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise required under the Minnesota Business Corporation Act, Chapter 302A, Minnesota Statutes.

  3.
  Dividends.  The holders of outstanding shares of Redeemable Preferred Stock shall be entitled, in preference to the holders of any and all other classes of capital stock of the Corporation, to receive, out of any funds legally available therefor, cumulative mandatory dividends on the Redeemable Preferred Stock in cash, at the rate per annum of eight percent (8%) of the Redeemable Base Liquidation Amount (as defined in Section B.4 below), or $80 per share of Redeemable Preferred Stock, subject to proration for partial years on the basis of a 365-day year ("Redeemable Preference Dividends"). Such dividends will accumulate commencing as of the date of issuance of the Redeemable Preferred Stock, will be payable quarterly in arrears on each December 31st, March 31st, June 30th and September 30th (subject only to any restrictions contained in a Senior Loan Agreement) and will be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Redeemable Preference Dividends shall also become due and payable with respect to any share of Redeemable Preferred Stock as provided in Section B.4 and Section B.5. Dividends paid in cash in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Redeemable Preferred Stock, including fractions, shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The amount of accumulated dividends on any share of Redeemable Preferred Stock, or fraction thereof, at any date, shall be the amount of any dividends payable thereon to and including such date, whether or not declared, which have not been paid in cash, with additional dividends accumulating on any such accumulated but unpaid dividends until paid at the rate of eight percent (8%) per annum, compounded semi-annually on January 1 and July 1 of each year, until such dividends are paid. At any time when shares of Redeemable Preferred Stock are outstanding and the Redeemable Preference Dividends have not been paid in full in cash: (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation ranking junior to the Redeemable Preferred Stock; and (ii) no shares of capital stock of the Corporation ranking junior to the Redeemable Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof, except as provided in Section A.8(d). All numbers relating to the calculation of dividends pursuant to this Section B.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Redeemable Preferred Stock.

  4.
  Liquidation.  Upon any Liquidation Event (as defined in Section A.4(a)), each holder of outstanding shares of Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, as follows, and before any amount shall be paid or distributed to the holders of Convertible Preferred Stock, Common Stock or of any other stock ranking on liquidation junior to the Redeemable Preferred Stock an amount in cash equal to the sum of (a) $1,000 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Redeemable Preferred Stock) (the "Redeemable Base Liquidation Amount"), plus (b) any accumulated but unpaid dividends to which such holder of outstanding shares of Redeemable Preferred Stock is entitled pursuant to Section B.3 and B.5(d) hereof (the sum of (a) and (b) being referred to as the "Redeemable Liquidation Preference Amount"), plus (c) any interest accrued pursuant to Section B.5(c); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Redeemable Preferred Stock are not paid in full, the holders of the Redeemable Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. For purposes of this Section B.4, each of the events set forth in Section A.4(b) shall be considered Liquidation Events regardless of whether the holders of Convertible Preferred Stock choose to convert their shares in connection therewith.

  5.
  Redemption.
  (a)
  Redemption Events.
    (i)
    At Election of Corporation.  At any time and from time to time the Corporation may elect to redeem any number of outstanding shares of Redeemable Preferred Stock in increments of at least $1,000,000 (as measured by the aggregate Redemption Price (as defined below) of all shares of Redeemable Preferred Stock simultaneously redeemed). The foregoing election shall be made by the Corporation giving to each holder of Redeemable Preferred Stock not less that five (5) days prior written notice, which notice shall set forth the date for such redemption.

    (ii)
    Automatic.  Immediately upon and as of the closing of an IPO, the Corporation shall redeem all (and not less than all) of the outstanding shares of Redeemable Preferred Stock at the Redemption Price specified in Section B.5(b).

    (iii)
    On or after August 18, 2004 and on or before August 18, 2005.  Upon the election of the holder or holders of not less than a majority of the outstanding shares of Redeemable Preferred Stock made at any time on or after August 18, 2004 and on or before August 18, 2005, the Corporation shall, to the extent it may do so under applicable law, redeem fifty percent (50%) (other than pursuant to Section B.5(c) below) of the outstanding shares of Redeemable Preferred Stock. The foregoing election shall he made by such holders giving the Corporation and each of the other holders of Redeemable Preferred Stock not less than fifteen (15) days prior written notice which notice shall set forth the date for such redemption.

    (iv)
    On or after August 18, 2005 and on or before August 18, 2006.  Upon the election of the holder or holders of not less than a majority of the outstanding shares of Redeemable Preferred Stock made at any time on or after August 18, 2005 and on or before August 18, 2006, the Corporation shall, to the extent it may do so under applicable law, redeem all (other than pursuant to Section B.5(c) below) of the then outstanding shares of Redeemable Preferred Stock. The foregoing election shall he made by such holders giving the Corporation and each of the other holders of Redeemable Preferred Stock not less than fifteen (15) days prior written notice which notice shall set forth the date for such redemption.

  (b)
  Redemption Date; Redemption Price.  Upon the election of the Corporation to redeem less than all of the outstanding shares of Redeemable Preferred Stock pursuant to Section B.5(a)(i), the Corporation shall redeem shares of Redeemable Preferred Stock from each holder thereof on a pro-rata basis. Upon the election of the holders of the outstanding Redeemable Preferred Stock to cause the Corporation to redeem the Redeemable Preferred Stock pursuant to Section B.5(a)(iii), (iv) or (v), all holders of Redeemable Preferred Stock shall be deemed to have elected to cause the Redeemable Preferred Stock subject to such election to be so redeemed on a pro-rata basis. Any date upon which a redemption shall occur in accordance with Section B.5(a) shall be referred to as a "Redemption Date." The redemption price for each share of Redeemable Preferred Stock redeemed pursuant to this Section B.5 shall be the Redeemable Liquidation Preference Amount (the "Redemption Price"), subject to the further provisions of Section B.5(c) and B.5(d). The Redemption Price shall be payable in cash in immediately available funds on the Redemption Date. Until the full Redemption Price has been paid in cash for all shares of Redeemable Preferred Stock redeemed as of the applicable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Redeemable Preferred Stock in accordance with this Section B.5 shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

  (c)
  Redemption Prohibited.  If, at a Redemption Date, the Corporation is prohibited under the Minnesota Business Corporation Act from redeeming all shares of Redeemable Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Redeemable Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Minnesota Business Corporation Act, subject to the last paragraph of Section A.8. Any shares of Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. In the event that the Corporation fails to redeem shares for which redemption is required pursuant to Section B.5, then during the period from the applicable Redemption Date through the date on which such shares are redeemed, the applicable Redemption Price of such shares plus additional dividends that accumulate in respect of such shares under Section B.5(d) shall bear interest at the rate of 10% per annum, compounded annually, which interest rate shall increase by an additional 1.0% at the end of each three (3) month period thereafter until the Redemption Price (as so increased) is paid in full, subject to a maximum rate of 18% per annum.

  (d)
  Dividend After Redemption Date.  From and after a Redemption Date, no shares of Redeemable Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section B.3 hereof, unless shares of Redeemable Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section B.5(c), whereupon such shares shall continue to be entitled to dividends as provided in Section B.3 and interest as provided in Section B.5(c) until the date on which such shares are actually redeemed by the Corporation.

  (e)
  Surrender of Certificates.  Upon receipt of the applicable Redemption Price by certified check or wire transfer, each holder of shares of Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Redeemable Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Redeemable Preferred Stock and each surrendered certificate shall be canceled and retired.

  (f)
  Further Restrictions on Redemption.  Notwithstanding anything herein to the contrary, the Redeemable Preferred Stock shall not be redeemed hereunder unless (i) all obligations of the Corporation under any Senior Loan Agreement among the Corporation and any Lenders shall have been or is concurrently paid in full, or (ii) the Lenders shall have consented to such redemption. If the Corporation is prohibited from redeeming the Redeemable Preferred Stock hereunder, the holders of Redeemable Preferred Stock shall be entitled to the provisions of Section B.5(c) and B.5(d) hereof.

  6.
  Notice.  So long as any shares of Redeemable Preferred Stock shall be outstanding the provisions of Section A.9 shall apply to all shares of Redeemable Preferred Stock as if such shares were shares of Convertible Preferred Stock.

  7.
  No Reissuance of Redeemable Preferred Stock.  No share or shares of Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

  8.
  Covenants.  So long as any shares of Redeemable Preferred Stock shall be outstanding the provisions of Section A.8 shall apply to all shares of Redeemable Preferred Stock as if such shares were shares of Convertible Preferred Stock.

  9.
  Amendments.  The provisions of this Section B of Article IV may be amended or waived by the affirmative vote of the holders of a majority of the outstanding shares of Redeemable Preferred Stock voting separately as a class; provided, however,  that any amendment or waiver that disproportionately affects any holder of Redeemable Preferred Stock shall require the consent of such holder.

C.  SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK

  1.
  Designation.  A total of 10,000 shares of the Corporation's Preferred Stock shall be designated as Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Convertible Preferred Stock").

  2.
  Election of Directors; Voting.
  (a)
  Election of Directors.  The holders of outstanding shares of Series B Convertible Preferred Stock shall be entitled to vote for Directors of the Corporation together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share entitled to the same number of votes specified in Section C.2(b).

  (b)
  Voting Generally.  The holder of each share of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares Common Stock into which each share of Series B Convertible Preferred Stock could be converted pursuant to Section C.6 hereof on the record date for the vote or for written consent of shareholders, if applicable. The holder of each share of Series B Convertible Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as a single class, upon all matters submitted to a vote of common shareholders.

  3.
  Dividends.  The Corporation may at any time and from time to time pay dividends on the Common Stock, and the holders of Series B Convertible Preferred Stock shall be entitled to participate in such dividends with each holder of shares of Series B Convertible Preferred Stock entitled to receive such dividends based on the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock are then convertible pursuant to Section C.6 hereof (the "Series B Convertible Residual Dividends").

  4.
  Liquidation.
  (a)
  Liquidation Preference.  Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Series B Redeemable Preferred Stock are entitled with respect to the distribution of assets in liquidation, each holder of outstanding shares of Series B Convertible Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation available for distribution to shareholders before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Series B Convertible Preferred Stock, an amount in cash equal to the greater of (x) the aggregate of (i) $1,000 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Convertible Preferred Stock) plus (ii) any interest accrued pursuant to Section C.5(d) (the "Series B Convertible Total Liquidation Preference Amount") or (y) the amount that the holders of the outstanding shares of Series B Convertible Preferred Stock would receive in the event their shares were converted into Common Stock immediately prior to the record date for distributions in connection with such Liquidation Event; provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Series B Convertible Preferred Stock are not paid in full, the holders of the Series B Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. The provisions of this Section C.4 shall not in any way limit the right of the holders of Series B Convertible Preferred Stock to elect to convert their shares into Common Stock pursuant to Section C.6 prior to or in connection with any Liquidation Event.

  (b)
  Mergers, Etc.  The following events shall be considered Liquidation Events unless the holders of Series B Convertible Preferred Stock shall have elected to convert their shares of Series B Convertible Preferred Stock into shares of Common Stock in accordance with the voluntary conversion provisions of Section C.6 prior to the effective date of such event: upon the election of the holder or holders of not less than a majority of the outstanding shares of Series B Convertible Preferred Stock in connection with (A) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by shareholders of the Corporation immediately prior to such event), (B) the sale or transfer of all or substantially all of the properties and assets of the Corporation and its subsidiaries or (C) any purchase by any party (or group of affiliated parties) other than an Investor (as defined in that certain Stockholders' Agreement dated as of February 18, 1998, as amended from time to time) of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase.

  (c)
  Notice.  Prior to the occurrence of any Liquidation Event, the Corporation will furnish each holder of Series B Convertible Preferred Stock notice in accordance with Section C.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of Series B Convertible Preferred Stock each holder of Series B Convertible Preferred Stock would receive pursuant to the provisions of Section C.4(a) hereof and stating in detail the facts upon which such amounts were determined.

  5.
  Redemption.
  (a)
  Redemption Events.  Upon the election of the holder or holders of not less than a majority of the outstanding shares of Series B Convertible Preferred Stock made at any time on or after February 18, 2007, the Corporation shall redeem all (and not less than all, other than pursuant to Section C.5(d) below) of the outstanding shares of Series B Convertible Preferred Stock at the Series B Convertible Preferred Redemption Price specified in Section C.5(b). The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Series B Convertible Preferred Stock not less than sixty (60) days prior written notice, which notice shall set forth the date for such redemption.

  (b)
  Redemption Date: Redemption Price.  Upon the election of the holders of not less than a majority of the outstanding shares of Series B Convertible Preferred Stock to cause the Corporation to redeem the Series B Convertible Preferred Stock hereunder, all holders of Series B Convertible Preferred Stock shall be deemed to have elected to cause the Series B Convertible Preferred Stock to be so redeemed. Any date upon which a redemption shall occur in accordance with Section C.5(a) shall be referred to as a "Series B Convertible Preferred Redemption Date." The redemption price for each share of Series B Convertible Preferred Stock redeemed pursuant to Section C.5 shall be the greater of (i) the Series B Convertible Total Liquidation Preference Amount, or (ii) the amount that the holders of the outstanding shares of Series B Convertible Preferred Stock would receive in the event that their shares were converted into Common Stock and sold for their Fair Market Value (as defined below) (the "Series B Convertible Preferred Redemption Price"); provided, however, that if at a Series B Convertible Preferred Redemption Date, shares of Series B Convertible Preferred Stock are unable to be redeemed (as contemplated by Sections C.5(d) and C.5(f) below), the holders of Series B Convertible Preferred Stock shall also be entitled to interest pursuant to Section C.5(d). Subject to Sections C.5(d) and C.(f), the Series B Convertible Preferred Redemption Price shall be payable in cash in immediately available funds on the Series B Convertible Preferred Redemption Date. Until the full Series B Convertible Preferred Redemption Price has been paid for all shares of Series B Convertible Preferred Stock being redeemed: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Series B Redeemable Preferred Stock, or in accordance with this Section C.5, the Series B Convertible Preferred Stock) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

  (c)
  Fair Market Value Determination.  The "Fair Market Value" of shares of Common Stock of the Corporation shall be deemed to be the amount (which represents the amount remaining after the payment or provision for the payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Series B Redeemable Preferred Stock are entitled with respect to the distribution of assets in liquidation) in connection with a liquidation of the Corporation, which shall be equal to the aggregate of: the quotient of (A) (i) the agreed upon fair market value of the Corporation as determined below; plus (ii) all accounts receivable, cash and cash equivalents held by the Corporation as of the date of determination: reduced by (iii) the aggregate of all indebtedness for borrowed money, the current liabilities of the Corporation (excluding the current maturities of indebtedness for borrowed money) and the aggregate amount of principal and accrued and unpaid interest in respect of any outstanding subordinated notes; divided by (B) the total number of shares of Common Stock outstanding at the time of such liquidation (assuming the conversion of all outstanding shares of Series B Convertible Preferred Stock).

      The aggregate amount of consideration that a purchaser would pay for the Corporation shall be considered the fair market value of the Corporation. In connection with any redemption, the Corporation and the holders of the Series B Convertible Preferred Stock shall in good faith seek to reach agreement as to the fair market value of the Corporation within thirty (30) days. If the Corporation and the holders of the Series B Convertible Preferred Stock are unable to reach agreement within such time frame, the fair market value of the Corporation shall he determined by appraisal process and the Corporation and the holders of the Series B Convertible Preferred Stock shall each select an independent, non-affiliated investment banking firm of recognized national standing (each, an "Independent Appraiser"). Within thirty (30) days after selection, each Independent Appraiser shall prepare and deliver to the Corporation and the holders of the Series B Convertible Preferred Stock an appraisal of the fair market value of the Corporation in accordance with the terms set forth below and, in the absence of manifest error, gross negligence or fraud, the two appraisals shall be averaged and the result shall be the fair market value of the Corporation. All appraisals hereunder will appraise the fair market value of the Corporation (i) as a going concern and valued as if debt-free and without any discount for lack of liquidity, or other considerations relating to the non-public status of the Corporation's securities, (ii) exclusive of all accounts receivable, cash and cash equivalents held by the Corporation, and (iii) on the valuation for which a willing buyer, with recourse to any necessary financing would pay to a willing seller who is under no compunction to sell.

      All costs of any appraisals shall be borne equally by the Corporation and the holders of the Series B Convertible Preferred Stock. If the appraisal process has not been completed by the Series B Convertible Preferred Redemption Date, the holders of the Series B Convertible Preferred Stock shall be entitled to interest thereafter as set forth in Section C.5(d) below.

  (d)
  Redemption Prohibited.  If, at a Series B Convertible Preferred Redemption Date, the Corporation is prohibited under the Minnesota Business Corporation Act from redeeming all shares of Series B Convertible Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Series B Convertible Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Minnesota Business Corporation Act, subject to the last paragraph of Section C.8. Any shares of Series B Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV in the event that the Corporation fails to redeem shares for which redemption is required pursuant to this Section C.5, then during the period from the applicable Series B Convertible Preferred Redemption Date through the date on which such shares are redeemed, the applicable Series B Convertible Preferred Redemption Price of such shares shall bear interest at the rate of 10% per annum, compounded annually, which interest rate shall increase by an additional 1.0% at the end of each three (3) month period thereafter until the Series B Convertible Preferred Redemption Price (as so increased) is paid in full, subject to a maximum rate of 18% per annum.

  (e)
  Surrender of Certificates.  Upon receipt of the applicable Series B Convertible Preferred Redemption Price by certified check or wire transfer, each holder of shares of Series B Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss") with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Series B Convertible Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Series B Convertible Preferred Stock, and each surrendered certificate shall be canceled and retired.

  (f)
  Further Restrictions on Redemption.  Notwithstanding anything herein to the contrary, the Series B Convertible Preferred Stock shall not be redeemed hereunder unless (i) all obligations of the Corporation under any senior loan agreement (a "Senior Loan Agreement") (the execution of which by the Corporation was approved by the affirmative vote or consent of a majority in interest of the holders of Series B Convertible Preferred Stock and Series B Redeemable Preferred Stock, each voting as a separate class) among the Corporation and any lender or lenders (collectively, the "Lenders") shall have been or is concurrently paid in full, or (ii) the Lenders shall have consented to such redemption. If the Corporation is prohibited from redeeming the Series B Convertible Preferred Stock hereunder, the holders of Series B Convertible Preferred Stock shall be entitled to interest on the applicable Series B Convertible Preferred Redemption Price as set forth in Section C.5(d) hereof.

  6.
  Conversion.  The holders of the Series B Convertible Preferred Stock shall have the following conversion rights:

  (a)
  Voluntary Conversion.  At any time the holders of shares of Series B Convertible Preferred Stock shall be entitled, upon the written election of the holder or holders of not less than a majority of the outstanding shares of Series B Convertible Preferred Stock as provided in Section C.6(c) below (which election shall not be considered a shareholder action requiring a meeting under Section 302A.441 of the Minnesota Business Corporation Act), without the payment of any additional consideration, to cause all (but not less than all) of the outstanding shares of Series B Convertible Preferred Stock to be converted such that each outstanding share of Series B Convertible Preferred Stock shall he converted into the number of fully paid and nonassessable shares of Common Stock (as hereinafter defined) which results from dividing (i) the Conversion Value (as defined in this Section C.6(a)) per share in effect for the Series B Convertible Preferred Stock at the time of conversion by (ii) the per share Conversion Price (as defined in this Section C.6(a)) of the Series B Convertible Preferred Stock. Upon the filing of this Second Amended and Restated Certificate of Incorporation with the Minnesota Secretary of State, the "Conversion Price" per share of Series B Convertible Preferred Stock shall be $5.00 and the per share "Conversion Value" of Series B Convertible Preferred Stock shall be $5,000. The Conversion Price of Series B Convertible Preferred Stock shall be subject to adjustment from time to time as provided in Section C.7 hereof. The number of shares of Common Stock into which a share of a Series B Convertible Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate." If the holders of shares of Series B Convertible Preferred Stock elect to convert the outstanding shares of Series B Convertible Preferred Stock at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation upon the effective date of such conversion. Upon the election to so convert in the manner and on the basis specified in this Section C.6(a) all holders of the Series B Convertible Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Series B Convertible Preferred Stock pursuant to this Section C.6(a).

  (b)
  Automatic Conversion Upon IPO.  Each share of Series B Convertible Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock provided in Section C.6(a) as of, and in all cases subject to, the closing of the Corporation's first firm commitment underwritten public offering of the Corporation's Common Stock (an "IPO"); provided that if a closing of an IPO occurs, all outstanding shares of Series B Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. Any such conversion shall be at the Conversion Rate in effect upon the closing of an IPO. If the holders of shares of Series B Convertible Preferred Stock are required to convert the outstanding shares of Series B Convertible Preferred Stock pursuant to this Section C.6(b) at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion,

  (c)
  Procedure for Voluntary Conversion; Effective Date.  Upon election to convert pursuant to Section C.6(a), the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock shall have provided a written notice of conversion (the "Voluntary Conversion Notice") to the Corporation and each holder of Series B Convertible Preferred Stock shall surrender the certificate or certificates representing its Series B Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Convertible Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Convertible Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates, The issuance by the Corporation of Common Stock upon a conversion of Series B Convertible Preferred Stock pursuant to Section C.6(a) hereof shall be effective as of the date specified in the Conversion Notice. Upon surrender of a certificate representing Series B Convertible Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion plus a cash payment in the amount of any accumulated but unpaid dividends as contemplated by Section C.6(a) in respect of the shares of Series B Convertible Preferred Stock which are converted. The issuance of certificates for Common Stock upon conversion of Series B Convertible Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

  (d)
  Procedure for Automatic Conversion.  As of, and in all cases subject to, the closing of an IPO (the "Automatic Conversion Date"), all outstanding shares of Series B Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares of Series B Convertible Preferred Stock are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Series B Convertible Preferred Stock shall be given prior written notice of the occurrence of the IPO in accordance with Section C.9 hereof. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable on the Automatic Conversion Date unless certificates evidencing such shares of the Series B Convertible Preferred Stock being converted, or an Affidavit of Loss with respect to such certificates, are delivered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Series B Convertible Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Series B Convertible Preferred Stock has been converted plus all accumulated but unpaid dividends as contemplated by Section C.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Convertible Preferred Stock surrendered are convertible on the Automatic Conversion Date and shall pay, as contemplated by Section C.6(b), all accumulated but unpaid dividends or other amounts due in respect of the shares of Series B Convertible Preferred Stock which are converted.

  (e)
  Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

    (f)
    No Closing of Transfer Books.  The Corporation shall not close its books against the transfer of shares of Series B Convertible Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series B Convertible Preferred Stock.

  7.
  Adjustments to Conversion Price.  The Conversion Price in effect from time to time shall be subject to adjustment as follows:

  (a)
  Stock Dividends, Subdivisions and Combinations.  Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of the Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section C.7(a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

  (b)
  Sale of Common Stock.  In the event the Corporation shall at any time or from time to time while the Series B Convertible Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury, but excluding up to 1,500,000 shares of Common Stock (adjusted to give effect to any stock split, stock dividend, subdivision or other combination of outstanding shares of Common Stock subsequent to the date of filing of these Second Amended and Restated Articles of Incorporation) issued to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Plan any time after February 18, 1998 or upon the exercise of options issued pursuant to such Stock Plan (collectively, the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange hereinafter referred to as a "Dilutive Transaction"), then, and thereafter successively upon the consummation of any Dilutive Transaction, the Conversion Price in effect immediately prior to the Dilutive Transaction shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

  (i)
  the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series B Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price (prior to adjustment), and

  (ii)
  the denominator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series B Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of such additional shares of Common Stock so issued.

  (c)
  Sale of Options, Rights or Convertible Securities.  In the event the Corporation shall at any time or from time to time while the Series B Convertible Preferred Stock is outstanding, issue options, warrants or rights to subscribe for shares of Common Stock (other than any options for Excluded Shares granted to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Plan), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options. warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

  (i)
  the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series B Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

  (ii)
  the denominator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series B Convertible Preferred Stock, options. warrants, rights or convertible securities), plus (ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

  (d)
  Expiration or Change in Price.  If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section C.7(c) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Conversion Price shall be made under this Section C.7 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Conversion Price shall be disregarded if, as and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options. rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

  (e)
  Other Adjustments.  In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, lawful and adequate provision shall be made so that the holders of Series B Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series B Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section C.7 as applied to such distributed securities.

          If the Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section C.7), then and in each such event the holder of each share of Series B Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change. all subject to further adjustment as provided herein.

    (f)
    Mergers and Other Reorganizations.  If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section C.7) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then lawful and adequate provision shall be made so that the holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series B Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section C.7 (including without limitation provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series B Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series B Convertible Preferred Stock.

          Each holder of Series B Convertible Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section C.7(f), shall have the option of electing treatment of his shares of Series B Convertible Preferred Stock under this Section C.7(f) or Section C.4, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice, pursuant to Section C.7(g), with respect to such event.

    (g)
    Notices.  In each case of an adjustment or readjustment of the Conversion Price, the Corporation will furnish each holder of Series B Convertible Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation. showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

  8.
  Covenants.  So long as any shares of Series B Convertible Preferred Stock (or Series B Redeemable Preferred Stock, as applicable) shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series B Convertible Preferred Stock (or Series B Redeemable Preferred Stock, as applicable) and having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Convertible Preferred Stock (or Series B Redeemable Preferred Stock, as applicable), voting as a single class, with each share of Series B Convertible Preferred Stock (or Series B Redeemable Preferred Stock, as applicable) entitling the holder thereof to one vote per share of Series B Convertible Preferred Stock (or Series B Redeemable Preferred Stock, as applicable) held by such holder:

  (a)
  amend, alter or repeal any provision of, or add any provision to this Second Amended and Restated Certificate of Incorporation or the Corporation's by-laws if such latter action would impact, alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any of the Series B Convertible Preferred Stock or the Series B Redeemable Preferred Stock, or increases the authorized shares of Series B Convertible Preferred Stock or Series B Redeemable Preferred Stock;

  (b)
  reclassify any capital stock;

  (c)
  create, obligate itself to create, authorize or issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation having rights, benefits or preferences senior to, over or on parity with the Series B Convertible Preferred Stock or the Series 13 Redeemable Preferred Stock in any respect;

  (d)
  apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, except for the repurchase of shares of Common Stock from employees, officers or Directors of, or consultants, advisors or independent contractors to, the Corporation or any of its subsidiaries at cost pursuant to agreements containing vesting and/or repurchase provisions approved by the Board of Directors of the Corporation or a committee thereof; or

  (e)
  effect (i) any Liquidation Event, (ii) any public offering, (iii) any recapitalization of the Corporation or (iv) any other transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of.

        Further, the Corporation shall not, by amendment of this Second Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Convertible Preferred Stock and the Series B Redeemable Preferred Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem Series B Convertible Preferred Stock or Series B Redeemable Preferred Stock under the circumstances contemplated by Section C.5(d) or D.5(c). Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Series B Convertible Preferred Stock and the Series B Redeemable Preferred Stock.

  9.
  Notice.
  (a)
  Liquidation Events, Etc.  In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event (as defined in Section C.4) or any public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series B Convertible Preferred Stock (or each holder of Series B Redeemable Preferred Stock, as applicable) at least forty-five (45) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event or public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

  (b)
  Waiver of Notice.  The holder or holders of not less than fifty percent in voting power of the outstanding shares of Series B Convertible Preferred Stock (or Series B Redeemable Preferred Stock, as applicable) may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders.

  (c)
  General.  In the event that the Corporation provides any notice, report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series B Convertible Preferred Stock and each holder of outstanding shares of Series B Redeemable Preferred Stock.

  10.
  No Reissuance of Series B Convertible Preferred Stock.  No share or shares of Series B Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

D.  SERIES B REDEEMABLE PREFERRED STOCK

  1.
  Designation: Ranking.  A total of 30,000 shares of the Corporation's Preferred Stock shall be designated as Series B Redeemable Preferred Stock, par value $.01 per share (the "Series B Redeemable Preferred Stock").

  2.
  Voting.  The holders of Series B Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise required under the Minnesota Business Corporation Act, Chapter 302A, Minnesota Statutes.

  3.
  Dividends.  The holders of outstanding shares of Series B Redeemable Preferred Stock shall be entitled, in preference to the holders of any and all other classes of capital stock of the Corporation, to receive, any of any funds legally available therefor, cumulative mandatory dividends on the Series B Redeemable Preferred Stock in cash, at the rate per annum of eight percent (8%) of the Series B Redeemable Base Liquidation Amount (as defined in Section D.4 below), or $80 per share of Series B Redeemable Preferred Stock, subject to proration for partial years on the basis of a 365-day year ("Series B Redeemable Preference Dividends"). Such dividends will accumulate commencing as of February 18, 1998, will be payable quarterly in arrears on each December 31st, March 31st, June 30th and September 30th (subject only to any restrictions contained in a Senior Loan Agreement) and will be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Series B Redeemable Preference Dividends shall also become due and payable with respect to any share of Series B Redeemable Preferred Stock as provided in Section D.4 and Section D.5. Dividends paid in cash in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Series B Redeemable Preferred Stock, including fractions, shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The amount of accumulated dividends on any share of Series B Redeemable Preferred Stock, or fraction thereof, at any date, shall be the amount of any dividends payable thereon to and including such date, whether or not declared, which have not been paid in cash, with additional dividends accumulating on any such accumulated but unpaid dividends until paid at the rate of eight percent (8%) per annum, compounded semi-annually on January 1 and July 1 of each year, until such dividends are paid. At any time when shares of Series B Redeemable Preferred Stock are outstanding and the Series B Redeemable Preference Dividends have not been paid in full in cash: (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation ranking junior to the Series B Redeemable Preferred Stock; and (ii) no shares of capital stock of the Corporation ranking junior to the Series B Redeemable Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall he paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof, except as provided in Section C.8(d). All numbers relating to the calculation of dividends pursuant to this Section D.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series B Redeemable Preferred Stock.

  4.
  Liquidation.  Upon any Liquidation Event (as defined in Section A.4(a)), each holder of outstanding shares of Series B Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, as follows, and before any amount shall be paid or distributed to the holders of Series B Convertible Preferred Stock, Common Stock or of any other stock ranking on liquidation junior to the Series B Redeemable Preferred Stock an amount in cash equal to the sum of (a) $1,000 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Redeemable Preferred Stock) (the "Series B Redeemable Base Liquidation Amount"), plus (b) any accumulated but unpaid dividends to which such holder of outstanding shares of Series B Redeemable Preferred Stock is entitled pursuant to Section D.3 and D.5(d) hereof (the sum of (a) and (b) being referred to as the "Series B Redeemable Liquidation Preference Amount"), plus (c) any interest accrued pursuant to Section D.5(c); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Series B Redeemable Preferred Stock are not paid in full, the holders of the Series B Redeemable Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. For purposes of this Section D.4, each of the events set forth in Section C.4(b) shall be considered Liquidation Events regardless of whether the holders of Series B Convertible Preferred Stock choose to convert their shares in connection therewith,

  5.
  Redemption.
  (a)
  Redemption Events.
  (i)
  At Election of Corporation.  At any time and from time to time the Corporation may elect to redeem any number of outstanding shares of Series B Redeemable Preferred Stock in increments of at least $1,000,000 (as measured by the aggregate Redemption Price (as defined below) of all shares of Series B Redeemable Preferred Stock simultaneously redeemed). The foregoing election shall be made by the Corporation giving to each holder of Series B Redeemable Preferred Stock not less that five (5) days prior written notice, which notice shall set forth the date for such redemption.

  (ii)
  Automatic.  Immediately upon and as of the closing of a IPO, the Corporation shall redeem all (and not less than all) of the outstanding shares of Series B Redeemable Preferred Stock at the Redemption Price specified in Section D.5(b).

  (iii)
  On or after August 18, 2005 and on or before August 18, 2006.  Upon the election of the holder or holders of not less than a majority of the outstanding shares of Series B Redeemable Preferred Stock made at any time on or after August 18, 2005 and on or before August 18, 2006, the Corporation shall, to the extent it may do so under applicable law, redeem fifty percent (50%) (other than pursuant to Section D.5(c) below) of the outstanding shares of Series B Redeemable Preferred Stock. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Series B Redeemable Preferred Stock not less than fifteen (15) days prior written notice which notice shall set forth the date for such redemption.

  (iv)
  On or after August 18, 2006 and on or before August 18, 2007.  Upon the election of the holder or holders of not less than a majority of the outstanding shares of Series B Redeemable Preferred Stock made at any time on or after August 18, 2006 and on or before August 18, 2007, the Corporation shall, to the extent it may do so under applicable law, redeem all (other than pursuant to Section D.5(c) below) of the then outstanding shares of Series B Redeemable Preferred Stock. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Series B Redeemable Preferred Stock not less than fifteen (15) days prior written notice which notice shall set forth the date for such redemption.

  (b)
  Redemption Date; Redemption Price.  Upon the election of the Corporation to redeem less than all of the outstanding shares of Series B Redeemable Preferred Stock pursuant to Section D.5(a)(i), the Corporation shall redeem shares of Series B Redeemable Preferred Stock from each holder thereof on a pro-rata basis. Upon the election of the holders of the outstanding Series B Redeemable Preferred Stock to cause the Corporation to redeem the Series B Redeemable Preferred Stock pursuant to Section D.5(a)(iii), (iv) or (v), all holders of Series B Redeemable Preferred Stock shall be deemed to have elected to cause the Series B Redeemable Preferred Stock subject to such election to be so redeemed on a pro-rata basis. Any date upon which a redemption shall occur in accordance with Section D.5(a) shall he referred to as a "Redemption Date." The redemption price for each share of Series B Redeemable Preferred Stock redeemed pursuant to this Section D.5 shall be the Series B Redeemable Liquidation Preference Amount (the "Series B Redemption Price"), subject to the further provisions of Section D.5(e) and D.5(d). The Series B Redemption Price shall be payable in cash in immediately available funds on the Redemption Date. Until the full Redemption Price has been paid in cash for all shares of Series B Redeemable Preferred Stock redeemed as of the applicable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Series B Redeemable Preferred Stock in accordance with this Section D.5) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

  (c)
  Redemption Prohibited.  If, at a Redemption Date, the Corporation is prohibited under the Minnesota Business Corporation Act from redeeming all shares of Series B Redeemable Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Series B Redeemable Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Minnesota Business Corporation Act, subject to the last paragraph of Section C.8. Any shares of Series B Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. In the event that the Corporation fails to redeem shares for which redemption is required pursuant to Section D.5, then during the period from the applicable Redemption Date through the date on which such shares are redeemed, the applicable Series B Redemption Price of such shares plus additional dividends that accumulate in respect of such shares under Section D.5(d) shall bear interest at the rate of 10% per annum, compounded annually, which interest rate shall increase by an additional 1.0% at the end of each three (3) month period thereafter until the Series B Redemption Price (as so increased) is paid in full, subject to a maximum rate of 18% per annum.

  (d)
  Dividend After Redemption Date.  From and after a Redemption Date, no shares of Series B Redeemable Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section D.3 hereof, unless shares of Series B Redeemable Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section D.5(c), whereupon such shares shall continue to be entitled to dividends as provided in Section D.3 and interest as provided in Section D.5(c) until the date on which such shares are actually redeemed by the Corporation.

  (e)
  Surrender of Certificates.  Upon receipt of the applicable Series B Redemption Price by certified check or wire transfer, each holder of shares of Series B Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation. duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Series B Redeemable Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Series B Redeemable Preferred Stock and each surrendered certificate shall be canceled and retired.

  (f)
  Further Restrictions or Redemption.  Notwithstanding anything herein to the contrary, the Series B Redeemable Preferred Stock shall not be redeemed hereunder unless (i) all obligations of the Corporation under any Senior Loan Agreement among the Corporation and any Lenders shall have been or is concurrently paid in full, or (ii) the Lenders shall have consented to such redemption. If the Corporation is prohibited from redeeming the Series B Redeemable Preferred Stock hereunder, the holders of Series B Redeemable Preferred Stock shall be entitled to the provisions of Section D.5(e) and D.5(d) hereof.

  6.
  Notice.  So long as any shares of Series B Redeemable Preferred Stock shall be outstanding the provisions of Section C.9 shall apply to all shares of Series B Redeemable Preferred Stock as if such shares were shares of Series B Convertible Preferred Stock.

  7.
  No Reissuance of Series B Redeemable Preferred Stock.  No share or shares of Series B Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

  8.
  Covenants.  So long as any shares of Series B Redeemable Preferred Stock shall be outstanding the provisions of Section C.8 shall apply to all shares of Series B Redeemable Preferred Stock as if such shares were shares of Series B Convertible Preferred Stock.

  9.
  Amendments.  The provisions of this Section D of Article IV may be amended or waived by the affirmative vote of the holders of a majority of the outstanding shares of Series B Redeemable Preferred Stock voting separately as a class: provided, however, that any amendment or waiver that disproportionately affects any holder of Series B Redeemable Preferred Stock shall require the consent of such holder.

E.  COMMON STOCK

  1.
  Voting.

  (a)
  Election of Directors.  For so long as any shares of Convertible Preferred Stock or Series B Convertible Preferred Stock shall be outstanding (the "Voting Preferred Stock"), the holders of the Common Stock and the Voting Preferred Stock, voting as a single class, shall elect all directors of the Corporation. In the event no shares of Voting Preferred Stock are outstanding, the number of directors shall be fixed by, and all directors shall be elected by, the holders of the Common Stock. The election of such Directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by-laws of the Corporation. If a person elected in accordance with the foregoing provisions should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of holders of the outstanding shares entitled to vote for such Directors, in the manner and on the basis specified above. If at any time fewer than the number of Directors indicated above have been elected, the Board of Directors shall nonetheless be deemed duly constituted.

  (b)
  Other Voting.  The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of shareholders. The holders of the Common Stock shall vote together with the holders of the Voting Preferred Stock, as a single class upon any items submitted to a vote of the shareholders of the Corporation as long as any shares of Voting Preferred Stock are outstanding, except as otherwise provided herein.

  2.
  Dividends.  Subject to the payment in full of all preferential dividends or other amounts to which the holders of the preferred stock are entitled hereunder, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor on pari passu basis at such times and in such amounts as the Board of Directors may determine in its sole discretion. In the event any shares of Voting Preferred Stock are outstanding, the holders of Voting Preferred Stock and Common Stock shall share equally in any such dividends.

  3.
  Liquidation.  Upon any Liquidation Event, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of preferred stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, with such stock being considered a single class for this purpose.

  4.
  Fractional Shares; Uncertificated Shares.  The Corporation may issue fractional shares of Common Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall be entitled to all rights as shareholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Common Stock, or fractions thereof, may, but need not be represented by share certificates. Such shares, or fractions thereof, not represented by share certificates ("Uncertificated Common Shares") shall be registered in the stock records book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of such shares share certificates to represent Uncertificated Common Shares previously issued (or deemed issued) to such holder.

ARTICLE V

    No person shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a Director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article V. If the Minnesota Business Corporation Act is amended after the effective date of this Second Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended.

    Any repeal or modification of this Article V by (a) the shareholders of the Corporation or (b) an amendment to the Minnesota Business Corporation Act (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a Director prior to or at the time of such repeal or modification.

ARTICLE VI

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.